CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated February 12, 2010 relating to AllianceBernstein Balanced Wealth Strategy Portfolio, AllianceBernstein Global Thematic Growth Portfolio, AllianceBernstein Growth Portfolio, AllianceBernstein Growth and Income Portfolio, AllianceBernstein International Growth Portfolio, AllianceBernstein International Value Portfolio, AllianceBernstein Intermediate Bond Portfolio, AllianceBernstein Large Cap Growth Portfolio, AllianceBernstein Money Market Portfolio, AllianceBernstein Real Estate Investment Portfolio, AllianceBernstein Small Cap Growth Portfolio, AllianceBernstein Small/Mid Cap Value Portfolio and AllianceBernstein Value Portfolio for the fiscal year ended December 31, 2009 which are incorporated by reference in this Post Effective Amendment No. 51 Registration Statement (Form N-1A No. 33-18647) of AllianceBernstein Variable Product Series Fund, Inc.

                                                            /s/ERNST & YOUNG LLP


New York, New York
April 27, 2010